Exhibit 10.1

Execution Version

FOURTH AMENDMENT
TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of November 10, 2020 and is entered into by and among ACCO Brands Corporation, a Delaware corporation (“Holdings”), ACCO Brands Australia Holding Pty. Ltd. (the “Australian Borrower”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, Lenders constituting at least the Required Lenders (the “Required Lenders”, and each, a “Required Lender”) and the Guarantors listed on the signature pages hereto, and is made with reference to that certain Third Amended and Restated Credit Agreement (as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of July 26, 2018, the Second Amendment to Third Amended and Restated Credit Agreement, dated as of May 23, 2019 and the Third Amendment to the Third Amended and Restated Credit Agreement, dated as of May 1, 2020, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), dated as of January 27, 2017, by and among Holdings, certain Subsidiaries of Holdings from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent. Unless otherwise stated, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement.

RECITALS

WHEREAS, the Loan Parties party hereto desire to, and, subject to the terms and conditions contained herein, the Loan Parties, the Required Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have agreed to, amend the Credit Agreement to make certain changes, including to the definition of “Applicable Rate” and to the covenants contained in Article 7;

WHEREAS, pursuant to and in accordance with Section 11.01(a) of the Credit Agreement, the Required Lenders and the other parties hereto have agreed to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO LOAN DOCUMENTS.

(a)	Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date” has the meaning specified in Section 3.03(b).

“Pioneer Acquisition” means the acquisition by Holdings, directly or indirectly through one or more of its wholly-owned Subsidiaries, of 100% of the Equity Interests of the company that owns the consumer products division of Bensussen, Deutsche & Associates, LLC pertaining to the manufacturing and/or selling of consumer electronics and video gaming accessories under certain brands, including, without limitation, the POWER A, Lucid Sound, and Fusion brands.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(b).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(A)	the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

(B)	the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

(b)           Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:

““Applicable Rate” means in respect of any of the Term A Facilities and the Revolving Credit Facility, (i) from the date of consummation of the Pioneer Acquisition to the date following the date of consummation of the Pioneer Acquisition on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the fiscal quarter ended March 31, 2021, which Compliance Certificate shall give pro forma effect to the incurrence of Indebtedness under the Facilities, 2.50% per annum for Eurodollar Rate Loans, Australian BBSR Rate Loans, Canadian BA Rate Loans, Daily LIBOR Loans, Australian Base Rate Loans and Letter of Credit Fees (for financial Letters of Credit), 1.50% per annum for Base Rate Loans, 0.55% per annum for Letter of Credit Fees (for commercial Letters of Credit) and 1.250% per annum for Letter of Credit Fees (for performance Letters of Credit) and (ii) thereafter, the applicable percentage set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate / Australian BBSR Rate /Canadian BA Rate / Daily LIBOR / Australian Base Rate / Letter of Credit Fees (financial)	Base Rate	Letter of Credit Fees (commercial)	Letter of Credit Fees (performance)
1	> 4.25 to 1.00	2.75%	1.75%	0.60%	1.375%
2	≤ 4.25 to 1.00 and > 4.00 to 1.00	2.50%	1.50%	0.55%	1.250%
3	≤ 4.00 to 1.00 and > 3.50 to 1.00	2.25%	1.25%	0.50%	1.125%
4	≤ 3.50 to 1.00 and > 3.25 to 1.00	2.00%	1.00%	0.45%	1.000%
5	≤ 3.25 to 1.00 and > 3.00 to 1.00	1.75%	0.75%	0.40%	0.875%
6	≤ 3.00 to 1.00 and > 2.00 to 1.00	1.50%	0.50%	0.30%	0.750%
7	≤ 2.00 to 1.00	1.25%	0.25%	0.25%	0.625%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”

““Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

““LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).”

““Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

““Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

(c)           Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (ii) of the definition of “Permitted Acquisition” in its entirety to read as follows:

“(ii)     the acquired entity, assets or operations shall be in a substantially similar line of business as Holdings and its Subsidiaries, or a line of business reasonably related thereto or is otherwise strategically beneficial to the business of Holdings and its Subsidiaries;”

(d)           Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (iv) of the definition of “Permitted Acquisition” in its entirety to read as follows:

“(iv)    at the time of and immediately after giving effect to any such proposed acquisition Holdings shall be in compliance with (1) prior to October 1, 2022, with respect to any proposed acquisition with an aggregate purchase price in excess of $50,000,000 (x) other than with respect to the Pioneer Acquisition, a Consolidated Leverage Ratio of Holdings not to exceed 3.50:1.00 on a pro forma basis and (y) with respect to the Pioneer Acquisition, the Consolidated Leverage Ratio of Holdings shall not exceed 4.50:1.00 on a pro forma basis and (2) from and after October 1, 2022, the financial covenant set forth in Section 7.11(a) on a pro forma basis; provided that, for purposes of determining pro forma compliance with Section 7.11(a), each applicable Maximum Consolidated Leverage Ratio set forth in Section 7.11(a) shall be deemed for purposes of this clause (iv) to be 0.25:1.00 less than the ratio actually set forth for such period in Section 7.11(a) (including after giving effect to any adjustment pursuant to the proviso contained in Section 7.11(a) to the extent applicable); provided, further, for the avoidance of doubt, it is agreed that this clause (iv) shall not apply to any proposed acquisition with an aggregate purchase price of $50,000,000 or less prior to October 1, 2022;”

(e)        Section 3.03 of the Credit Agreement is hereby amended by amending and restating clause (b) in its entirety as follows:

“(b)      Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)         adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)       the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)      the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv)      syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)       Term SOFR plus the Related Adjustment; and

(y)        SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, (i) if at any time any LIBOR Successor Rate for any Loan denominated in Dollars as so determined would otherwise be less than 1.00%, the LIBOR Successor Rate will be deemed to be 1.00% for such Loan denominated in Dollars, and (ii) in no event will any LIBOR Successor Rate for any Loan denominated in an Alternative Currency be less than zero percent, in each case, for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(f)         Section 3.03 of the Credit Agreement is hereby amended by adding new clauses (c) and (d) as follows:

“(c)      Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(b)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(b)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate reasonably acceptable to the Administrative Agent and the Borrowers giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)        If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (b) or (c) of this Section 3.03 and the circumstances under clauses (b)(i) or (b)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (b) or (c). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.”

(g)        Section 2.05(b) of the Credit Agreement is hereby amended by amending and restating clause (ii) in its entirety to read as follows:

“(ii)        In the event that at the end of any Business Day (other than, with respect to the proceeds of Revolving Loans and Swing Line Loans borrowed during the ten (10) Business Days immediately prior to date of the Pioneer Acquisition in order to fund the Pioneer Acquisition, the ten (10) Business Days immediately prior to the date of the Pioneer Acquisition), Revolving Credit Loans or Swing Line Loans are outstanding and the aggregate amount of cash and Cash Equivalents of the Loan Parties are in excess of $100,000,000 (such date, the “Anti-Cash Hoarding Prepayment Trigger Date”, and the amount of cash and Cash Equivalents exceeding $100,000,000 on such date, the “Anti-Cash Hoarding Prepayment Amount”), no later than two (2) Business Days after the Anti-Cash Hoarding Prepayment Trigger Date, the Revolving Credit Borrowers shall, notwithstanding Section 2.05(b)(vii), prepay first, Swing Line Loans and second, Revolving Credit Loans, in an aggregate principal amount equal to the lesser of (i) the Anti-Cash Hoarding Prepayment Amount and (ii) the amount of Revolving Credit Loans and Swing Line Loans outstanding on such date.”

(h)        Section 7.03 of the Credit Agreement is hereby amended by adding clause (v) as set forth below:

“(v)      Indebtedness consisting of a guarantee by Holdings of any purchaser obligations arising from the Pioneer Acquisition.”

(i)         Section 7.11 of the Credit Agreement is hereby amended by amending and restating clause (a) in its entirety to read as follows:

“(a)      Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of Holdings (i) for the fiscal quarter ending December 31, 2020 to be greater than 4.75:1.00, (ii) for the fiscal quarters ending March 31, 2021 and June 30, 2021 to be greater than 5.25:1.00, (iii) for the fiscal quarter ending September 30, 2021, to be greater than 4.75:1.00, (iv) for the fiscal quarters ending December 31, 2021, March 31, 2022 and June 30, 2022, to be greater than 4.25:1.00 and (iv) for the fiscal quarter ending September 30, 2022 and each fiscal quarter thereafter, to be greater than 3.75:1.00 (the “Maximum Consolidated Leverage Ratio”); provided that, commencing with the fiscal quarter ending September 30, 2022, following the consummation of a Material Acquisition and as of the end of the fiscal quarter in which such Material Acquisition occurred and as of the end of the three fiscal quarters thereafter, the level above shall be increased by 0.50:1.00, it being understood and agreed that the Acquisition is a Material Acquisition and therefore such increase shall be in effect as of the end of each of the first four fiscal quarters following the Third Restatement Date; provided that no more than one such increase shall be in effect at any time.

(j)            Section 11.27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 11.27 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)       the effects of any Bail-in Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

SECTION II. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof (other than with respect to the definition of “Applicable Rate” set forth in Section 1(b), and other than with respect to Section 1(d) (but excluding clause (iv)(1)(y) set forth therein) and Section 1(i) above, which shall only become effective on consummation of the Pioneer Acquisition) only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):

(a)           This Amendment shall have been duly executed by Holdings, the Borrowers, each other Loan Party, the Administrative Agent, the Required Lenders, the Swing Line Lender, the L/C Issuer and, in each case, duly executed counterparts thereof shall have been delivered to the Administrative Agent.

(b)           The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (in each such case, followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)          a certificate of a Responsible Officer of each Loan Party certifying as to the Organization Documents thereof together with copies of the Organization Documents of such Loan Party annexed thereto;

(ii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents to which such Loan Party is a party;

(iii)      a certificate attesting to the Solvency of Holdings and its Subsidiaries (taken as a whole) on the Amendment Effective Date from the chief financial officer of Holdings; and

(iv)       a certificate attesting to compliance with clauses (e), (f), (g) and (h) of this Section II on the Amendment Effective Date from a Responsible Officer of Holdings.

(c)           The Administrative Agent shall have received from Holdings payment in immediately available funds of (x) all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) owing to the Administrative Agent pursuant to pursuant to Section 11.04 of the Credit Agreement and Section 11.04 of the Amended Credit Agreement, as applicable, in connection with this Amendment, (y) for the account of each Lender that submits to the Administrative Agent its written consent to the Amendment prior to 5:00 p.m. (New York City time) on November 4, 2020, an amendment fee equal to 0.075% of the U.S. Dollar Equivalent of the stated principal amount of such Existing Lender’s loans and commitments under the Facilities consented in favor of the Amendment and (z) all other compensation required to be paid on or prior to the Amendment Effective Date to the Administrative Agent and its Affiliates pursuant to that certain Fee Letter, dated as of October 26, 2020, by and among Holdings and BofA Securities, Inc, in each case, payable in U.S. Dollars to such Person under this Amendment and the Amended Credit Agreement.

(d)           (i) The Administrative Agent and the Lenders shall have received at least one (1) day prior to the Amendment Effective Date all documentation and other information reasonably requested in writing by them at least two (2) days prior to the Amendment Effective Date in order to allow the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(ii) At least two (2) Business Days prior to the Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 shall deliver, to each Lender that so requests, a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Certification”) in relation to such Borrower.

(e)           The representations and warranties contained in Article 5 of the Amended Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(f)            There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs this Amendment or any of the other transactions contemplated by the Loan Documents, or that could reasonably be expected to have a Material Adverse Effect.

(g)           There has been no change, occurrence or development since December 31, 2019 that could reasonably be expected to have a Material Adverse Effect.

(h)           No Default or Event of Default exists or shall exist or be continuing prior to or immediately after giving effect to this Amendment.

Notwithstanding anything herein to the contrary, for purposes of determining compliance with the conditions specified in this Section II, each Required Lender shall be deemed satisfied with each received document and each other matter required to be reasonably satisfactory to such Required Lender unless, prior to the Amendment Effective Date, the Administrative Agent receives notice from such Required Lender specifying such Required Lender’s objections.

For the avoidance of doubt, the amendment to the definition of “Applicable Rate” set forth in Section 1(b), and the amendments set forth in Section 1(d) (but excluding clause (iv)(1)(y) set forth therein) and 1(i) hereof shall only become effective upon consummation of the Pioneer Acquisition.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, and each of the Required Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party represents and warrants on and as of the Amendment Effective Date to each of the Administrative Agent, the L/C Issuers, the Swing Line Lender and each of the Required Lenders as follows:

3.1	Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute and deliver this Amendment and perform its obligations under, this Amendment, the Amended Credit Agreement and the other Loan Documents, as applicable.

3.2	Authorization; No Contravention. The execution and delivery of this Amendment and performance by each Loan Party of this Amendment and the Amended Credit Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

3.3	Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required, except as have been obtained or made and are in full force and effect, in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, the Amended Credit Agreement or any other Loan Document to which such Loan Party is a party.

3.4	Binding Effect. This Amendment has been duly executed and delivered by each of the Loan Parties party thereto. Each of this Amendment and the Amended Credit Agreement constitute a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

3.5	Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article 5 of the Amended Credit Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

3.6	Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

3.7	Beneficial Ownership. As of the Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

SECTION IV. POST-CLOSING CONDITION

The Borrower shall promptly provide written notice to the Administrative Agent of consummation of the Pioneer Acquisition upon consummation thereof.

SECTION V. ACKNOWLEDGMENT AND CONSENT; REAFFIRMATION

Each Loan Party hereby confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents, including, without limitation, under each of the Pledge Agreements and the other Foreign Collateral Documents, to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated thereby or by the Amended Credit Agreement, such pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents, including, without limitation, under each of the Pledge Agreements and the other Foreign Collateral Documents, to which it is a party, as supplemented, amended, amended and restated or otherwise modified in connection with this Amendment, the Amended Credit Agreement and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Amended Credit Agreement, the Collateral Documents to which it is a party, the U.S. Obligations Guaranty, the Foreign Obligations Guaranty and this Amendment and consents to the amendment of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document, including each of the Pledge Agreements and the other Foreign Collateral Documents, to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with such Loan Documents the payment and performance of all “Obligations” and any other obligations under each such Loan Document, including each of the Pledge Agreements and the other Foreign Collateral Documents, to which it is a party (in each case, as such terms are defined in the applicable Loan Document as the same may be amended as contemplated hereby).

Each Guarantor acknowledges and agrees that each of the Loan Documents, including each of the Pledge Agreements and the other Foreign Collateral Documents, as the same may be amended as contemplated hereby to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement and the other Loan Documents to which it is not a party effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment, the Amended Credit Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement.

SECTION VI. MISCELLANEOUS

6.1	Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Amended Credit Agreement or any of the other Loan Documents.

6.2	Headings. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any other Loan Document.

6.3	Loan Document. This Amendment shall constitute a “Loan Document” under the terms of the Amended Credit Agreement.

6.4	Applicable Law; Miscellaneous. THIS AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Section 11.14 and Section 11.15 of the Amended Credit Agreement are incorporated by reference herein and made a part hereof.

6.5	Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.6	Further Assurances. Each of the Loan Parties shall execute and deliver such additional documents and take such additional actions as may be reasonably requested by the Administrative Agent to effectuate the purposes of this Amendment.

6.7	No Novation. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by this Amendment.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS AND U.S. BORROWER:	ACCO BRANDS CORPORATION

	By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer

AUSTRALIAN BORROWER:

Executed by ACCO BRANDS AUSTRALIA

HOLDING PTY. LTD. in accordance with

Section 127 of the Corporations Act 2001

/s/ Neal V. Fenwick		/s/ Pamela R. Schneider

Signature of director		Signature of director

Name:	Neal V. Fenwick, a Responsible Officer for the above-referenced company	Name:	Pamela R. Schneider, a Responsible Officer for the above-referenced company

[Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement]

GUARANTORS:	ACCO BRANDS CORPORATION

	By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer

ACCO BRANDS USA LLC

	By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer

GENERAL BINDING LLC

	By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President

ACCO BRANDS INTERNATIONAL, INC.

	By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President

ACCO EUROPE FINANCE HOLDINGS, LLC

	By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President

[Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement]

ACCO EUROPE INTERNATIONAL HOLDINGS, LLC

By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President

GBC INTERNATIONAL, INC.

By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer

ACCO INTERNATIONAL HOLDINGS, INC.

By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President

NESCHEN GBC GRAPHIC FILMS, LLC

By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Supervisory Director

ESSELTE U.S. FV, LLC

By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer

ESSELTE EUROPEAN HOLDINGS LLC

By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer

[Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement]

ESSELTE LLC

By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer

ESSELTE HOLDINGS LLC

By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer

[Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement]

ACCO BRANDS AUSTRALIA HOLDING PTY. LTD.

/s/ Neal V. Fenwick
Signature of director

Name:	Neal V. Fenwick, a Responsible Officer for the above-referenced company

/s/ Pamela R. Schneider
Signature of director

Name:	Pamela R. Schneider, a Responsible Officer for the above-referenced company

ACCO BRANDS AUSTRALIA PTY. LTD.

/s/ Neal V. Fenwick
Signature of director

Name:	Neal V. Fenwick, a Responsible Officer for the above-referenced company

/s/ Pamela R. Schneider
Signature of director

Name:	Pamela R. Schneider, a Responsible Officer for the above-referenced company

[Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender,
L/C Issuer and a Lender

By:	/s/Jonathan M. Phillips
Senior Vice President

[Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement]

Barclays Bank PLC, as a Lender

By:	/s/Ritam Bhalla
Name: Ritam Bhalla
Title: Director

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/Kenneth M. Blackwell
Name: Kenneth M. Blackwell
Title: Senior Vice President

Bank of Montreal, as a Lender

By:	/s/Andrew Berryman
Name: Andrew Berryman
Title: Vice President

BMO Harris Bank N.A., as a Lender

By:	/s/Andrew Berryman
Name: Andrew Berryman
Title: Vice President

Capital One National Association, as a Lender

By:	/s/Timothy A Ramijanc
Name: Timothy A Ramijanc
Title: Duly Authorized Signatory

COMERICA BANK, as a Lender

By:	/s/John Lascody
Name: John Lascody
Title: Vice President

[Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement]

KeyBank National Association, as a Lender

By:	/s/Marianne T. Meil
Name: Marianne T. Meil
Title: Sr. Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/Donna Benson
Name: Donna Benson
Title: Assistant Vice President

T.D. Bank, N.A., as a Lender

By:	/s/Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

The Northern Trust Company, as a Lender

By:	/s/Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP

Wells Fargo Bank, National Association, as a Lender

By:	/s/Mark Holm
Name: Mark Holm
Title: Managing Director

[Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement]